UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION On January 7, 2026 (the "Closing Date"), Constellation Energy Corporation, a Pennsylvania corporation ("CEG Parent") and Constellation Energy Generation, LLC (“Constellation”, together with CEG Parent, the "Company") completed the acquisition of Calpine Corporation, a Delaware corporation ("Calpine"). As a result of the transactions contemplated by the Agreement and Plan of Merger, dated January 10, 2025 ("the Merger Agreement"), Calpine was converted into a limited liability company, Calpine LLC, and became an indirect, wholly owned subsidiary of Constellation. The following unaudited pro forma condensed combined financial information is presented to reflect the estimated effects of the Merger in accordance with the Merger Agreement. Under the terms of the Merger Agreement, the merger consideration consisted of (A) 50 million newly issued shares of CEG Parent common stock, no par (the "Stock Consideration") and (B) $4,500 million in cash (the "Cash Consideration" and together with the Stock Consideration, "Merger Consideration"). The Merger Consideration is subject to transaction related adjustments effected at the closing of the Merger and certain adjustments as specified in the Merger Agreement. The Unaudited Pro Forma Condensed Combined Statements of Operations for the year ended December 31, 2025, give effect to the Merger as if it was completed on January 1, 2025. The Unaudited Pro Forma Condensed Combined Balance Sheets give effect to the Merger as if it was completed on December 31, 2025. The unaudited pro forma condensed combined financial information (“unaudited pro forma financial statements”) has been derived from, and should be read in conjunction with, (i) the historical audited consolidated financial statements of the Company and accompanying notes included in the Company's annual report on Form 10-K as of and for the year ended December 31, 2025 and (ii) the historical audited consolidated financial statements of Calpine and accompanying notes as of and for the year ended December 31, 2025, filed as Exhibit 99.1 to this Current Report on Form 8-K. In accordance with Article 11 of Regulation S-X, the unaudited pro forma financial statements are prepared for illustrative and informational purposes only and are not intended to represent what the combined results of operations would have been had the acquisition occurred on the date indicated, or what they will be for any future periods. In order to satisfy regulatory requirements, the Company has agreed to divest certain Calpine plants, as well as Calpine's interest in an equity method investment. The unaudited pro forma financial statements have been adjusted to reflect the planned divestitures. The unaudited pro forma financial statements do not reflect the realization of any expected cost savings or other synergies as a result of the Merger. In connection with the Merger, Constellation completed the previously announced private exchange offers (the "Exchange Offers") in January 2026. Upon closing, $2,290 million of aggregate principal amount of fixed rate Constellation debt was exchanged for certain outstanding indebtedness of Calpine (the "Debt Exchange"). In addition, following the Closing Date, Constellation issued $2,750 million of new predominantly fixed-rate debt (the “Debt Issuance”), the proceeds from which were used to pay down Calpine debt assumed. The Debt Exchange and Debt Issuance, inclusive of subsequent pay downs of Calpine debt, did not have a material impact; accordingly, no pro forma adjustments related to these transactions have been reflected in the accompanying unaudited pro forma financial statements. The unaudited pro forma financial statements have been prepared using the acquisition method of accounting for business combinations under generally accepted accounting principles in the United States (“US GAAP”) whereby CEG Parent is considered the accounting acquirer. Under the acquisition method of accounting, the Merger Consideration will be allocated to the identifiable assets acquired and liabilities assumed based upon their estimated fair values as of the closing of the Merger, and any excess value of the Merger Consideration over the acquired net assets will be recognized as goodwill, if applicable. The assets acquired and liabilities assumed of Calpine have been measured based on various preliminary estimates using assumptions that the Company believes are reasonable, based on information that is currently available. The Company expects to complete the final purchase price allocation during the 12-month period following the Closing Date. Due to the unaudited pro forma financial statements being prepared based on preliminary estimates of the net assets acquired as of December 31, 2025, the final purchase price allocation and the resulting effect on financial position and results of operations may differ significantly from the unaudited pro forma amounts included herein. As a result, the pro forma adjustments are preliminary and are subject to change as additional information becomes available and as additional analysis is performed, and these changes may be material. 1

CONSTELLATION ENERGY CORPORATION AND SUBSIDIARY COMPANIES
UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
As of December 31, 2025
(in millions)

	Historical CEG Parent	Historical Calpine as Conformed (Note 3)	Acquisition Accounting Adjustments	Note	Pro Forma Combined
ASSETS					
Current Assets					
Cash and cash equivalents	$ 3,641	$ 1,859	$ (4,499)	(4A)	$ 1,001
Restricted cash and cash equivalents	107	261	—		368
Accounts receivable, net	4,266	771	(15)	(4B)	5,022
Derivative assets	945	758	100	(4C)	1,803
Inventories, net	1,736	942	—		2,678
Renewable energy credits	789	180	—		969
Assets held for sale	—	1,586	4,068	(4D)	5,654
Other	635	146	484	(4C) (4E)	1,265
Total current assets	12,119	6,503	138		18,760
Property, plant, and equipment, net	22,474	11,460	7,330	(4D)	41,264
Deferred debits and other assets					
Nuclear decommissioning trust funds	19,336	—	—		19,336
Goodwill	420	242	10,582	(4F)	11,244
Derivative assets	450	1,001	42	(4C)	1,493
Other	2,450	590	1,591	(4E)	4,631
Total deferred debits and other assets	22,656	1,833	12,215		36,704
Total assets	**$57,249**	**$19,796**	**$19,683**		**$96,728**

2

CONSTELLATION ENERGY CORPORATION AND SUBSIDIARY COMPANIES
UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
As of December 31, 2025
(in millions)

	Historical CEG Parent	Historical Calpine as Conformed (Note 3)	Acquisition Accounting Adjustments	Note	Pro Forma Combined
LIABILITIES AND EQUITY					
Current liabilities					
Short-term borrowings	$ 1,650	$ —	$ —		$ 1,650
Long-term debt due within one year	92	279	—		371
Accounts payable and accrued expenses	4,294	1,685	33	(4G)	6,012
Derivative liabilities	467	232	71	(4C)	770
Renewable energy credit obligation	1,075	223	—		1,298
Other	366	335	287	(4C) (4E)	988
Total current liabilities	7,944	2,754	391		11,089
Long-term debt	7,250	12,203	69	(4H)	19,522
Deferred credits and other liabilities					
Deferred income taxes and unamortized ITCs	3,544	973	2,988	(4I)	7,505
Asset retirement obligations	13,193	259	106	(4J)	13,558
Pension obligations and non-pension postretirement benefit obligations	1,977	—	—		1,977
Payables related to Regulatory Agreement Units	5,334	—	—		5,334
Derivative liabilities	414	447	(59)	(4C)	802
Other	2,740	554	1,335	(4E)	4,629
Total deferred credits and other liabilities	27,202	2,233	4,370		33,805
Total liabilities	42,396	17,190	4,830		64,416
Commitments and contingencies					
Equity					
Common stock	11,043	9,933	7,574	(4K)	28,550
Retained earnings (deficit)	5,899	(6,865)	6,817	(4K)	5,851
Accumulated other comprehensive income (loss), net	(2,425)	(462)	462	(4K)	(2,425)
Total shareholders' equity	14,517	2,606	14,853		31,976
Noncontrolling interests	336	—	—		336
Total equity	14,853	2,606	14,853		32,312
Total liabilities and shareholders' equity	**$ 57,249**	**$ 19,796**	**$ 19,683**		**$ 96,728**

See notes to unaudited pro forma condensed combined financial statements

3

CONSTELLATION ENERGY CORPORATION AND SUBSIDIARY COMPANIES
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
For the year ended December 31, 2025
(in millions, except per share data)

	Historical CEG Parent	Historical Calpine as Conformed (Note 3)	Acquisition Accounting Adjustments	Note	Pro Forma Combined
Operating revenues	$ 25,533	$ 13,011	$ (1,732)	(4E) (4L)	$ 36,812
Operating expenses					
Purchased power and fuel	14,681	7,488	(1,581)	(4E) (4L)	20,588
Operating and maintenance	6,159	1,686	103	(4G) (4M)	7,948
Depreciation and amortization	985	798	174	(4N)	1,957
Taxes other than income taxes	622	104	—		726
Total operating expenses	22,447	10,076	(1,304)		31,219
Gain (loss) on sales of assets and businesses	—	127	—		127
Operating income (loss)	3,086	3,062	(428)		5,720
Other income and (deductions)					
Interest expense, net	(511)	(607)	68	(4O)	(1,050)
Loss on extinguishment of debt	—	(7)	—		(7)
Other, net	936	(6)	—		930
Total other income and (deductions)	425	(620)	68		(127)
Income (loss) before income taxes	3,511	2,442	(360)		5,593
Income tax (benefit) expense	1,187	478	(91)	(4I)	1,574
Equity in income (losses) of unconsolidated affiliates	(1)	9	—		8
Net income (loss)	2,323	1,973	(269)		4,027
Net income (loss) attributable to noncontrolling interests	4	—	—		4
Net income (loss) attributable to common shareholders	$ 2,319	$ 1,973	$ (269)		$ 4,023
Average shares of common stock outstanding:					
Basic	313		50	(4P)	363
Diluted	314		50	(4P)	364
Earnings per average common share					
Basic	$ 7.40			(4P)	$ 11.08
Diluted	$ 7.40			(4P)	$ 11.05

See notes to unaudited pro forma condensed combined financial statements

4

CONSTELLATION ENERGY GENERATION, LLC AND SUBSIDIARY COMPANIES
UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
As of December 31, 2025
(in millions)

	Historical Constellation	Historical Calpine as Conformed (Note 3)	Acquisition Accounting Adjustments	Note	Pro Forma Combined
ASSETS					
Current Assets					
Cash and cash equivalents	$ 3,641	$ 1,859	$ (4,499)	(4A)	$ 1,001
Restricted cash and cash equivalents	79	261	—		340
Accounts receivable, net	4,251	771	(15)	(4B)	5,007
Derivative assets	945	758	100	(4C)	1,803
Inventories, net	1,736	942	—		2,678
Renewable energy credits	789	180	—		969
Assets held for sale	—	1,586	4,068	(4D)	5,654
Other	634	146	484	(4C) (4E)	1,264
Total current assets	12,075	6,503	138		18,716
Property, plant, and equipment, net	22,474	11,460	7,330	(4D)	41,264
Deferred debits and other assets					
Nuclear decommissioning trust funds	19,336	—	—		19,336
Goodwill	420	242	10,582	(4F)	11,244
Derivative assets	450	1,001	42	(4C)	1,493
Other	2,443	590	1,591	(4E)	4,624
Total deferred debits and other assets	22,649	1,833	12,215		36,697
Total assets	**$ 57,198**	**$ 19,796**	**$ 19,683**		**$ 96,677**

5

CONSTELLATION ENERGY GENERATION, LLC AND SUBSIDIARY COMPANIES
UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
As of December 31, 2025
(in millions)

	Historical Constellation	Historical Calpine as Conformed (Note 3)	Acquisition Accounting Adjustments	Note	Pro Forma Combined
LIABILITIES AND EQUITY					
Current liabilities					
Short-term borrowings	$ 1,650	$ —	$ —		$ 1,650
Long-term debt due within one year	92	279	—		371
Accounts payable and accrued expenses	4,033	1,685	33	(4G)	5,751
Payables to affiliates	365	—	—		365
Derivative liabilities	467	232	71	(4C)	770
Renewable energy credit obligation	1,075	223	—		1,298
Other	358	335	287	(4C)(4E)	980
Total current liabilities	8,040	2,754	391		11,185
Long-term debt	7,250	12,203	69	(4H)	19,522
Deferred credits and other liabilities					
Deferred income taxes and unamortized ITCs	3,544	973	2,988	(4I)	7,505
Asset retirement obligations	13,193	259	106	(4J)	13,558
Pension obligations and non-pension postretirement benefit obligations	1,977	—	—		1,977
Payables related to Regulatory Agreement Units	5,334	—	—		5,334
Derivative liabilities	414	447	(59)	(4C)	802
Other	2,583	554	1,335	(4E)	4,472
Total deferred credits and other liabilities	27,045	2,233	4,370		33,648
Total liabilities	42,335	17,190	4,830		64,355
Commitments and contingencies					
Equity					
Membership interest	10,144	9,933	7,574	(4K)	27,651
Undistributed earnings (deficit)	6,808	(6,865)	6,817	(4K)	6,760
Accumulated other comprehensive income (loss), net	(2,425)	(462)	462	(4K)	(2,425)
Total member's equity	14,527	2,606	14,853		31,986
Noncontrolling interests	336	—	—		336
Total equity	14,863	2,606	14,853		32,322
Total liabilities and member's equity	**$ 57,198**	**$ 19,796**	**$ 19,683**		**$ 96,677**

See notes to unaudited pro forma condensed combined financial statements

6

CONSTELLATION ENERGY GENERATION, LLC AND SUBSIDIARY COMPANIES
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
For the year ended December 31, 2025
(in millions, except per share data)

	Historical Constellation	Historical Calpine as Conformed (Note 3)	Acquisition Accounting Adjustments	Note	Pro Forma Combined
Operating revenues	$ 25,533	$ 13,011	$ (1,732)	(4E) (4L)	$ 36,812
Operating expenses					
Purchased power and fuel	14,681	7,488	(1,581)	(4E) (4L)	20,588
Operating and maintenance	6,159	1,686	103	(4G) (4M)	7,948
Depreciation and amortization	985	798	174	(4N)	1,957
Taxes other than income taxes	622	104	—		726
Total operating expenses	22,447	10,076	(1,304)		31,219
Gain (loss) on sales of assets and businesses	—	127	—		127
Operating income (loss)	3,086	3,062	(428)		5,720
Other income and (deductions)					
Interest expense, net	(511)	(607)	68	(4O)	(1,050)
Loss on extinguishment of debt	—	(7)	—		(7)
Other, net	936	(6)	—		930
Total other income and (deductions)	425	(620)	68		(127)
Income (loss) before income taxes	3,511	2,442	(360)		5,593
Income tax (benefit) expense	1,187	478	(91)	(4I)	1,574
Equity in income (losses) of unconsolidated affiliates	(1)	9	—		8
Net income (loss)	2,323	1,973	(269)		4,027
Net income (loss) attributable to noncontrolling interests	4	—	—		4
Net income (loss) attributable to membership interest	$ 2,319	$ 1,973	$ (269)		$ 4,023

See notes to unaudited pro forma condensed combined financial statements

7

Notes to Unaudited Pro Forma Condensed Combined Financial Statements 1. Basis of Presentation The unaudited pro forma financial statements were derived from historical consolidated financial statements of the Company and Calpine which were prepared in accordance with US GAAP. Amounts disclosed relate to CEG Parent and Constellation unless specifically noted. Certain accounting policy alignment and reclassification adjustments were made to conform Calpine's historical financial statement presentation with the Company's historical financial statement presentation, see Note 3 - Accounting Policy Alignment and Reclassification Adjustments for additional information. The Merger is being accounted for as a business combination using the acquisition method of accounting under US GAAP, which requires assets acquired and liabilities assumed to be recorded at their acquisition date fair value. The initial accounting for the Merger is not complete because the valuations necessary to assess the fair values of certain assets acquired and liabilities assumed are preliminary. Therefore, the allocation of the purchase price as reflected in the unaudited pro forma financial statements is based upon management's preliminary estimates of the fair value of the assets acquired and liabilities assumed. The preliminary amounts recognized are subject to revision until the valuations are completed and to the extent that additional information is obtained about the facts and circumstances that existed as of the acquisition date. Differences between these preliminary estimates and the final acquisition accounting may occur and these differences could have a material impact on the accompanying unaudited pro forma financial statements and the combined company’s future results of operations and financial position. 2. Preliminary Purchase Price Allocation The table below represents the preliminary calculation of estimated Merger Consideration for the purposes of the unaudited pro forma financial statements. (in millions) Estimated fair value of CEG Parent common stock issued (1) $ 17,603 Less: Estimated fair value of certain common stock subject to vesting attributable to post-combination expense(2) (96) Purchase price from Stock Consideration $ 17,507 Cash Consideration (3) 4,342 Effective settlement of pre-existing relationships (14) Total Estimated Merger Consideration $ 21,835 __________ (1) Represents the fair value of 50 million shares of CEG Parent common stock issued pursuant to the Merger Agreement, net of transaction related adjustments executed in connection with the closing of the Merger, calculated using CEG Parent's closing stock price of $354.58 on January 6, 2026. (2) Certain CEG Parent common stock issued to Calpine employees is subject to a vesting period up to 26 months and thus has been excluded from the merger consideration and instead will be accounted for post-Merger as stock-based compensation expense in accordance with US GAAP (see Note 4L). (3) Represents cash paid to Calpine shareholders in connection with the Merger. The amount is equal to the Cash Consideration reduced by certain adjustments based on contractual terms specified in the Merger Agreement. Under the acquisition method of accounting, the identifiable assets acquired and liabilities assumed from Calpine are recognized and measured at fair value. The purchase price allocation is preliminary and is based on available information and certain assumptions, which the Company believes are reasonable. 8

The following table presents a preliminary allocation of the estimated Merger Consideration to the fair values of the identifiable assets acquired and liabilities assumed from Calpine, measured as of the Closing Date, based on Calpine's balance sheet as of December 31, 2025, as adjusted for accounting policy alignment and reclassification adjustments as well as acquisition accounting adjustments shown below. (in millions) January 07, 2026 Total estimated Merger Consideration for Calpine Acquisition $ 21,835 Cash and cash equivalents 1,702 Restricted cash and cash equivalents 261 Accounts receivable 758 Derivative assets 1,902 Inventories 942 Assets held for sale 5,654 Property, plant, and equipment 18,790 Renewable energy credits 180 Unamortized energy contracts 2,133 Other assets 678 Total estimated fair value of assets acquired $ 33,000 Accounts payable and accrued expenses 1,683 Debt 12,551 Derivative liabilities 695 Renewable energy credit obligation (1) 302 Deferred income taxes and unamortized ITCs 3,961 Asset retirement obligations 365 Unamortized energy contracts 1,790 Other liabilities 642 Total estimated fair value of liabilities assumed $ 21,989 Estimated net assets acquired $ 11,011 Goodwill $ 10,824 __________ (1) Includes $79 million related to the long term-portion of renewable energy credit obligation. This obligation is classified within Other liabilities (non- current) on the Unaudited Pro Forma Condensed Combined Balance Sheets. 9

3. Accounting Policy Alignment and Reclassification Adjustments Certain reclassification and accounting policy alignment adjustments have been made to conform Calpine's historical financial statement presentation to the Company's historical financial statement presentation and accounting policies. During the preparation of these unaudited pro forma financial statements, the Company performed a preliminary analysis of Calpine’s historical financial information to identify any differences in accounting policies that would require reclassification of Calpine's historical financial statement presentation to conform to the Company's accounting policies. Aside from the accounting policy alignment and reclassification adjustments identified herein, the Company is not aware of any material differences between the accounting policies of the Company and Calpine. The following reflects the accounting policy alignment and reclassification adjustments made to present Calpine’s historical consolidated balance sheet as of December 31, 2025 in conformity with that of the Company: Calpine Corporation and Subsidiaries Consolidated Condensed Balance Sheet As of December 31, 2025 (In millions) Presentation in Historical Financial Statements Conformance with CEG Parent and Constellation Presentation Calpine Historical Reclassification Note Historical Calpine as Conformed Assets Cash and cash equivalents Cash and cash equivalents $ 1,859 $ — $ 1,859 Accounts receivable, net Accounts receivable, net 1,134 (363) (i) 771 Inventories Inventories, net 875 67 (ii) (iv) 942 Margin deposits and other prepaid expense 116 (116) (iii) — Restricted cash, current Restricted cash and cash equivalents 261 — 261 Derivative assets, current Derivative assets (current) 758 — 758 Renewable energy credits 180 (ii) 180 Current assets held for sale AAssets held for sale 1,586 — 1,586 Other current asset Other assets (current) 30 116 (iii) 146 Property, plant and equipment, net Property, plant, and equipment, net 11,624 (164) (iv) 11,460 Restricted cash, net of current portion 1 (1) — Long-term derivative assets Derivative assets (non- current) 1,001 — 1,001 Intangible assets, net 155 (155) (v) — Goodwill Goodwill 242 — 242 Investments in equity interests 136 (136) (vi) — Deferred income tax assets 163 (163) (vii) — Other assets Other assets (non-current) 381 209 (iv) (v) (vi) 590 Total Assets $ 20,322 $ 19,796 8

Calpine Corporation and Subsidiaries Consolidated Condensed Balance Sheet As of December 31, 2025 (In millions) Presentation in Historical Financial Statements Conformance with CEG Parent and Constellation Presentation Calpine Historical Reclassification Note Historical Calpine as Conformed Liabilities Accounts payable Accounts payable and accrued expenses $ 1,260 425 (i) (viii) $ 1,685 Accrued interest payable 87 (87) (viii) — Debt, current portion Long-term debt due within one year 279 — 279 Derivative liabilities, current Derivative liabilities (current) 232 — 232 Current liabilities held for sale 54 (54) (x) Other current liabilities Other liabilities (current) 1,205 (870) (viii) (ix) (x) 335 Renewable energy credit obligation — 223 (ix) 223 Debt, net of current portion Long-term debt 12,203 — 12,203 Deferred income tax liability Deferred income taxes and unamortized ITCs 1,136 (163) (vii) 973 Long-term derivative liabilities Derivative liabilities (non- current) 447 — 447 Other long-term liabilities Other liabilities (non-current) 813 (259) (xi) 554 Asset retirement obligations — 259 (xi) 259 Stockholder's Equity — Common stock Common stock or Membership interest [a] — 9,933 (xii) 9,933 Additional paid-in capital 9,933 (9,933) (xii) — Accumulated deficit Retained earnings (deficit) or Undistributed earnings (deficit) (a) (6,865) — (6,865) Accumulated other comprehensive loss Accumulated other comprehensive income (loss), net (462) — (462) Total Liabilities and Stockholder's Equity $ 20,322 $ 19,796 (a) The “or” designation denotes the presentation for CEG Parent or for Constellation as applicable under each entity’s capital structure in the unaudited pro forma financial statements. (i) Relates to reclassification of $363 million from Accounts receivable, net to Accounts payable and accrued expenses to conform with the Company's historical presentation of unbilled counterparty balances on a net basis. (ii) Relates to reclassification of $180 million from Inventories to Renewable energy credits. (iii) Relates to reclassification of $116 million from Margin deposits and other prepaid expense to Other assets (current). (iv) Relates to reclassification of $247 million of spare parts from Property, plant and equipment, net to Inventories, net partially offset by $83 million of deposits from Other assets to Property, plant and equipment, net. (v) Primarily relates to reclassification of $155 million from Intangible assets, net to Other assets (non-current). (vi) Relates to reclassification of $136 million from Investment in equity interests to Other assets (non-current). (vii) Reclassification of $163 million from Deferred income tax assets to Deferred income taxes and unamortized ITCs) (viii) Reclassification of $701 million from Other current liabilities and $87 million from Accrued interest payable to Accounts payable and accrued expenses. (ix) Reclassification of $223 million from Other current liabilities to Renewable energy credit obligation. (x) Reclassification of $54 million from Current liabilities held for sale to Other liabilities (current). (xi) Reclassification of $259 million from Other long-term liabilities to Asset retirement obligations. (xii) Reclassification of $9,933 million from Additional paid-in capital to Common stock or Membership interest. 9

The following accounting policy alignment and reclassification adjustments were made to present Calpine’s historical consolidated statement of operations for the year ended December 31, 2025 in conformity with that of the Company: Calpine Corporation and Subsidiaries Consolidated Condensed Statement of Operations For the year ended December 31, 2025 (In millions) Presentation in Historical Financial Statements Conformance with CEG Parent and Constellation Presentation Calpine Historical Reclassification Note Historical Calpine as Conformed Commodity revenue Operating revenues $ 13,534 $ (523) (i) (ii) $ 13,011 Mark-to-market (loss) gain - Operating revenue 701 (701) (i) — Other revenue 65 (65) (i) — Commodity expense Purchased power and fuel 8,490 (1,002) (ii) (iii) (iv) 7,488 Mark-to-market loss (gain) - Operating expense 169 (169) (iii) — Operating and maintenance expense Operating and maintenance 1,468 218 (iv) (v) 1,686 Depreciation and amortization expense Depreciation and amortization 798 — 798 General and other administrative expense 165 (165) (v) — Other operating expense 215 (215) (v) — Taxes other than income taxes — 104 (v) 104 Loss on sale of assets. net Gain (loss) on sales of assets and businesses (127) — 127 (Income) loss from unconsolidated subsidiaries Equity in income (losses) of unconsolidated affiliates (9) — 9 Interest expense Interest expense, net 607 — 607 Loss on extinguishment of debt Loss on extinguishment of debt 7 — 7 Other expense, net Other, net 66 (60) (v) 6 Income tax expense Income tax (benefit) expense 478 — 478 Net income $ 1,973 $ 1,973 __________ (i) Reclassification of $701 million from Mark-to-market (loss) gain - Operating revenues and $65 million from Other revenue to Operating revenues. (ii) Adjustment reflects a decrease in both Operating revenues and Purchased power and fuel of $1,289 million in order to conform with the Company's historical presentation of the classification of derivative revenues and expenses, netting of retail transmission and distribution fees, and netting of ISO capacity by region. (iii) Reclassification of $169 million from Mark-to-market loss (gain) - Operating expense to Purchased power and fuel. (iv) Reclassification of $118M from Operating and maintenance to Purchased power and fuel for certain variable, production-related costs, to conform with the Company’s historical presentation. (v) Relates to reclassification of $165 million from General and other administrative expense, $215 million from Other operating expense and $60 million of income from letter of credit fees reclassified from Other expense, net to Operating and maintenance expense; in addition to $104 million in property taxes reclassified from Operating and maintenance expense to Taxes other than income taxes . 10

4. Adjustments to Unaudited Pro Forma Financial Statements

A. Reflects a reduction of $4,499 million primarily to reflect the cash portion of the Merger Consideration.

B. Reflects effective settlement of pre-existing arrangements and related balances between the Company and Calpine in connection with the acquisition.

C. Primarily relates to the adjustment to measuring the impact of the derivative instruments at fair value as of the Closing Date and a reclassification to conform the presentation of collateral allocation and derivative netting to the Company's historical presentation.

D. Reflects a step-up of $7,330 million in the fair value of property, plant and equipment acquired and a step-up of $4,068 million in the fair value of assets held for sale. Fair value was estimated using significant assumptions about operating strategies and estimates of future cash flows, which required assessments of current and projected market conditions. Forecasting future cash flows requires assumptions regarding forecasted commodity prices for the sale of power and purchases of fuel and the expected operations of assets. The estimated remaining useful lives of the acquired property, plant and equipment range from 2 to 40 years. The cash flows were discounted using rates between 9% and 15%, depending on the related technology and market in which each respective asset operates, and reflect the risks inherent in the future cash flows. A 0.5% change in the discount rates would increase or decrease the fair value of the property, plant, and equipment by approximately $630 million.

E. Primarily relates to adjustments to measure acquired unamortized energy contracts at their preliminary estimated fair value. Unamortized energy contracts totaling $517 million and $367 million are included in Other assets (current) and Other liabilities (current), respectively. Unamortized energy contracts totaling $1,616 million and $1,423 million are included in Other assets (non-current) and Other liabilities (non-current), respectively. Unamortized energy contracts represent non-derivative energy contracts acquired from Calpine. The initial amount recorded for the unamortized energy contracts represents the fair value of the contracts as of the Closing Date. The unamortized energy contract assets and liabilities are amortized over the life of the contract in accordance with the expected realization of the underlying cash flows. The estimated weighted average useful life of Unamortized Energy Contracts is approximately 6 years. Amortization of the unamortized energy contract assets and liabilities is recorded in Operating revenues or Purchased power and fuel expense, depending on the nature of the underlying contract.

For the year ended December 31, 2025, the amortization of Unamortized Energy Contracts resulted in a net decrease of $239 million to Operating revenue and a net decrease of $88 million to Purchased power and fuel expense.

The following table summarizes the estimated future amortization related to the unamortized energy contracts for each of the next 5 calendar years. The amounts below reflect a net increase (decrease) to Operating income (pre-tax).

(in millions)		Net Estimated Amortization
2026	$	(151)
2027		88
2028		61
2029		27
2030		14

F. Reflects the elimination of Calpine's historical goodwill and the recognition of preliminary estimated goodwill as a result of the Merger. Refer to Note 2 for the preliminary purchase price allocation.

G. Primarily represents the estimated Merger-related transaction costs yet to be expensed or accrued in the Company's historical financial statements through December 31, 2025. Estimated Merger-related transaction costs include investment banker, advisory, legal, valuation and other professional fees. The Company's total estimated Merger-related transaction costs amount to $105 million, with $57 million in expense recognized to date, resulting in a pro forma adjustment of $48 million.

H. Reflects an adjustment to measure the long-term debt, net of amounts due within one year, at its estimated fair value.

I. Represents the estimated tax impact of the pro forma adjustments based on an assumed tax rate of 25.3%. The assumed tax rate reflects a blended average statutory rate based on the assumed jurisdiction for the pro forma adjustments and current structure. The effective tax rate of the Company following the acquisition could be different depending on post-acquisition activities, including cash needs, the geographical mix of income, and changes in tax law. Because the tax rates used for the unaudited pro forma condensed combined statement of operations are estimated, the blended rate will likely vary from the actual effective tax rate in periods subsequent to the completion of the acquisition. This determination is preliminary and subject to change based upon the final determination of the fair value of the acquired assets and assumed liabilities.

J. Reflects an increase of $106 million to asset retirement obligations, primarily due to updated estimated decommissioning costs and the application of the relevant Company discount rates as of the Closing Date. The impact to accretion expense related to the asset retirement obligations adjustment was not material for the year ended December 31, 2025.

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K. The following tables summarize the transaction accounting adjustments impacting the equity balances of CEG Parent and Constellation as combined with Calpine:

(in millions)		Elimination of Historical Calpine's Equity	Stock Consideration (refer to Note 2)		Transaction Adjustments		Total Pro Forma Adjustments
CEG Parent Shareholders' Equity							
Common stock	$	(9,933) $	17,507			$	7,574
Retained earnings (deficit)[1]		6,865	—		(48)		6,817
Accumulated other comprehensive income (loss), net		462	—		—		462
Total	**$**	**(2,606) $**	**17,507**	**$**	**(48) $**		**14,853**

(1) Reflects adjustment to retained earnings for post-combination transaction costs expected to be incurred within 12-months following the anticipated closing date of the Merger.

(in millions)		Elimination of Historical Calpine's Equity	Transaction Adjustments		Total Pro Forma Adjustments
Constellation Member's Equity					
Membership interest[1]	$	(9,933) $	17,507	$	7,574
Undistributed earnings (deficit)[2]		6,865	(48)		6,817
Accumulated other comprehensive income (loss), net		462	—		462
Total	**$**	**(2,606) $**	**17,459**	**$**	**14,853**

(1) The increase in membership interest reflects the additional investment of CEG Parent in Constellation as a result of the acquisition.
(2) Reflects adjustment to undistributed earnings for post-combination transaction costs expected to be incurred within 12-months following the anticipated closing date of the Merger.

L. This adjustment primarily reflects the impact to the combined company of reporting the sale and purchase of electricity in the spot market on a net hourly basis in either Operating revenues or Purchased power and fuel expense within each region, depending on our net hourly position. Operating revenues and Purchased power and fuel both decreased by $1,287 million for the year ended December 31, 2025, respectively. Additionally, Operating revenues and Purchased power and fuel both decreased by $206 million for the year ended December 31, 2025, respectively, to align with the Company's classification of derivative revenues and expenses.

M. Reflects adjustment for stock-based compensation related to the issuance of CEG Parent's common stock to certain members of Calpine's management, with the stock awards subject to vesting based on continued employment.

N. Reflects incremental depreciation expense related to the fair value of property, plant, and equipment acquired, net of assets held for sale. Depreciation is ceased for assets held for sale, thus Calpine's historical depreciation expense is eliminated for those assets.

O. Reflects an adjustment to decrease interest expense by $68 million for the year ended December 31, 2025, primarily driven by lower interest rates.

F. The unaudited pro forma combined basic and diluted earnings per share calculations are based on the average basic and diluted shares of CEG Parent. The following table summarizes the computation of the unaudited pro forma basic and diluted earnings per share:

(Amounts and shares in millions)		Year ended December 31, 2025
Numerator:		
Pro forma net income	$	4,023
Basic and diluted pro forma net income attributable to CEG Parent's common shareholders		**4,023**
Denominator:		
Historical basic average CEG Parent's shares outstanding		313
Shares of CEG Parent's common stock issued		50
Pro forma basic average CEG Parent's shares outstanding		**363**
Assumed exercise and/or distributions of stock-based awards		1
Pro forma diluted average CEG Parent's shares outstanding		**364**
Pro forma basic earnings per share	$	11.08
Pro forma diluted earnings per share	$	11.05

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